Exhibit 99.1

[LOGO] BEASLEY BROADCAST GROUP, INC.

News Announcement	For Immediate Release
CONTACT:
B. Caroline Beasley, Chief Financial Officer	Stewart Lewack, Joseph Jaffoni
Beasley Broadcast Group, Inc.	Jaffoni & Collins Incorporated
239/263-5000 or email@bbgi.com	212/835-8500 or bbgi@jcir.com

BEASLEY BROADCAST GROUP REPORTS THIRD QUARTER RESULTS

NAPLES, Florida, November 3, 2003 – Beasley Broadcast Group, Inc. (Nasdaq: BBGI), a large- and mid-size market radio broadcaster, today announced operating results for the three-month and nine-month periods ended September 30, 2003.

For the three months ended September 30, 2003, consolidated net revenue rose 2.0% to $29.4 million from $28.8 million in the same period of 2002. Operating income from continuing operations for the period rose 1.2% to $7.3 million from $7.2 million in the third quarter of 2002, while Station Operating Income (SOI) was $9.5 million, flat versus the year-ago period. Reflecting a $1.2 million gain on the sale of 50,000 shares of securities, net income rose 110.3% to $3.1 million, or $0.13 per diluted share, from net income of $1.5 million, or $0.06 per diluted share, in the three months ended September 30, 2002. Per share results for the third quarters of 2003 and 2002 are based on 24,345,543 and 24,298,694 shares outstanding on a fully diluted basis, respectively.

Reported and same-station results are the same for the three month periods ended September 30, 2003 and 2002, as no station acquisitions or dispositions were completed in the relevant periods.

For the nine months ended September 30, 2003, consolidated net revenue increased 0.4% to $82.3 million from $82.0 million in the same period of 2002. Operating income from continuing operations was $19.0 million, compared to $19.5 million in the year-ago period, while SOI was $25.8 million compared to $26.2 million. The Company reported net income of $9.5 million, or $0.39 per diluted share, for the first nine months of 2003, compared to a net loss of $6.9 million, or $0.28 per diluted share, in the comparable 2002 period. Net income for the 2003 period reflects a $4.5 million gain on the sale of 300,000 shares of securities and $0.3 million, or $0.01 per diluted share, in discontinued operations. The 2002 net loss reflects the adoption of SFAS No. 142, which resulted in a non-cash, after-tax impairment charge taken in the first quarter of 2002 totaling $12.1 million, or $0.50 per diluted share, pertaining to the impairment of certain intangible assets, of which $0.4 million, or $0.02 per diluted share, is reported in discontinued operations. Per share results for the 2003 and 2002 nine-month periods are based on 24,305,583 and 24,305,205 shares outstanding on a fully diluted basis, respectively.

On a same-station basis for the 2003 nine-month period, consolidated net revenue increased 0.6% to $82.3 million from $81.9 million in the year ago period. SOI on a same-station basis decreased 1.1% to $25.8 million, from $26.1 million for the nine months ended September 30, 2002.

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Beasley Broadcast Group, 11/3/03	page 2 of 7

For the period ended September 30, 2003, the Company’s credit facility stipulates a maximum leverage ratio of 6.00-to-1.00, calculated as total outstanding senior debt (as defined in the credit agreement) at the end of a fiscal quarter divided by consolidated operating cash flow (as defined in the credit agreement) for the trailing twelve-month period. As of September 30, 2003, the Company’s total outstanding senior debt was $176.3 million and consolidated operating cash flow for the trailing twelve-month period was $31.4 million, for a leverage ratio of 5.61-to-1.00.

Commenting on the results, George G. Beasley, Chairman and Chief Executive Officer, said, “Third quarter revenue benefited from continuing improvements at our Miami, Las Vegas and Ft. Myers market clusters, as well as from a modest revenue gain at our Greenville-New Bern market cluster. These increases were partially offset by challenging market conditions at our Fayetteville market cluster, which is located near several military bases.”

“As we anticipated, the advertising climate in both our large- and mid-sized markets remains somewhat unpredictable, and with limited visibility on revenue, our fourth quarter outlook remains cautious. We continue to make targeted investments in programming and promotions to enhance our competitive position in certain markets, while eliminating marginally profitable non-traditional revenue events that do not contribute to operating income. We also continue to strengthen our balance sheet by using internally-generated cash flow and proceeds from the sale of securities to reduce the outstanding balance under our credit facility.”

Fourth Quarter Guidance

For the three-month period ending December 31, 2003, the Company anticipates reporting a net revenue decrease of up to 5%. The anticipated decrease is due to the suspension of a major annual promotional event in Philadelphia and the absence of political advertising revenue across the station portfolio, which accounted for approximately $1.1 million and $0.5 million of revenue, respectively, in the 2002 fourth quarter. This guidance is based on the economic and market conditions as of November 3, 2003, and assumes no material changes in economic conditions or other major world events. The Company can give no assurance as to whether these conditions will continue, or if they change, how such changes may affect the Company’s current expectations. While the Company may, from time to time, issue updated guidance, it assumes no obligation to do so.

Conference Call Information

The Company will host a conference call and simultaneous webcast today, November 3, 2003, at 10:00 a.m. EDT to discuss its financial results and operations. Both the call and webcast are open to the general public. The dial in number for the conference call is 973/409-9253; please call five minutes in advance to ensure that you are connected prior to the presentation. Following its completion, a replay of the call can be accessed for 14 days on the Internet from the Company’s Web site (www.bbgi.com) or for 24 hours via telephone at 973/341-3080 (reservation #4275544).

About Beasley Broadcast Group

Founded in 1961, Beasley Broadcast Group, Inc. is a radio broadcasting company that, owns or operates 41 stations (26 FM and 15 AM) located in ten large- and mid-size markets in the United States.

Definitions

Same-station results compare stations operated by our company at September 30, 2003 to those same-stations operated by our company at September 30, 2002. They reflect the exclusion of operating results from WRNO-FM and KMEZ-FM in New Orleans, which were sold during the first quarter of 2002, and the operating results of WBYU-AM in New Orleans, which was sold during the first quarter of 2003 and which are included in discontinued operations.

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Beasley Broadcast Group, 11/3/03	page 3 of 7

Station Operating Income (SOI) consists of net revenue less station operating expenses. We consider station operating expenses as costs of services (excluding depreciation and amortization) and selling, general and administrative expenses. SOI replaces broadcast cash flow (BCF) as the metric used by management to assess the performance of its stations. Although it is calculated in the same manner as BCF, our management believes that using the term “station operating income” provides a more accurate description of the performance measure.

SOI (including SOI margin) and same-station SOI are financial measures of performance that are not calculated in accordance with generally accepted accounting principles. We use these non-GAAP financial measures for internal budgeting purposes and to evaluate the performance of our radio stations. Management uses SOI to evaluate the operating performance of our radio stations because SOI enables management to measure the performance of our radio stations before non-cash expenses for depreciation and amortization and general and administrative costs and expenses related to our corporate and capital structure. Management also uses SOI to make decisions as to the acquisition and disposition of radio stations. SOI excludes recurring non-cash and corporate-level costs and expenses, which may also be material to an assessment of the Company’s overall operating performance. Management compensates for this limitation by separately considering the impact of these excluded items to the extent they are material to operating decisions or assessments of the Company’s operating performance. Moreover, the corresponding amounts of the non-cash and corporate-level costs and expenses excluded from the calculation are available to investors as they are presented as separate line items on our statements of operations contained in our periodic reports filed with the SEC.

While the Company recognizes that because SOI is not calculated in accordance with generally accepted accounting principles, it is not necessarily comparable to similarly titled measures employed by other companies, SOI is a measure widely used in the radio broadcast industry. Management believes that SOI provides meaningful information to investors because it is an important measure of how effectively we operate our business (i.e., operate radio stations) and assists investors in comparing our operating performance with that of other radio companies. We also believe that providing SOI on a same station basis is a useful measure of our performance because it presents SOI before the impact of any acquisitions or dispositions completed during the relevant periods. This allows management and investors to measure the performance of radio stations we owned and operated during the entirety of two operating periods being compared.

Note Regarding Forward-Looking Statements:

Statements in this release that are “forward-looking statements” are based upon current expectations and assumptions, and involve certain risks and uncertainties within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Words or expressions such as “intends”, “expects,” “expected,” “anticipates” or variations of such words and similar expressions are intended to identify such forward-looking statements. Key risks are described in the Company’s reports filed with the Securities and Exchange Commission (SEC). Readers should note that these statements are subject to change and to inherent risks and uncertainties and may be impacted by several factors, including: economic and regulatory changes, the loss of key personnel, a downturn in the performance of our large-market radio stations, the Company’s substantial debt levels, and changes in the radio broadcast industry generally. The Company’s actual performance and results could differ materially because of these factors and other factors discussed in the “Management’s Discussion and Analysis of Results of Operations and Financial Condition” of our SEC filings, including but not limited to annual reports on Form 10-K or quarterly reports on Form 10-Q, copies of which can be obtained from the SEC, www.sec.gov, or our website, www.bbgi.com. These statements do not include the potential impact of any acquisitions or dispositions announced or completed after November 3, 2003. All information in this release is as of November 3, 2003, and the Company undertakes no obligation to update the information contained herein to actual results or changes to the Company’s expectations.

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Beasley Broadcast Group, 11/3/03	page 4 of 7

BEASLEY BROADCAST GROUP, INC.

Consolidated Statements of Operations (unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2003	2002	2003	2002
Net revenue	$29,356,876	$28,793,802	$82,349,580	$81,993,914

Costs and expenses:
Cost of services (excluding depreciation and amortization, shown separately below) (1)	9,774,020	8,979,710	27,219,781	25,764,296
Selling, general and administrative (1)	10,086,692	10,331,231	29,309,259	29,985,398
Corporate general and administrative	1,286,201	1,295,654	4,102,794	3,848,227
Depreciation and amortization	904,336	967,922	2,699,556	2,919,929

Total costs and expenses	22,051,249	21,574,517	63,331,390	62,517,850
Operating income from continuing operations	7,305,627	7,219,285	19,018,190	19,476,064
Interest expense	(3,001,629)	(3,753,024)	(8,927,244)	(11,599,565)
Loss on extinguishment of long-term debt	—	(1,806,431)	—	(1,806,431)
Gain on sale of investments	1,196,939	—	4,491,938	—
Gain on increase in fair value of derivative financial instruments	589,000	697,000	1,409,000	2,568,000
Interest income	157,624	164,771	503,220	449,926
Other income (expense)	(598,790)	118,484	(645,996)	(382,766)

Income from continuing operations before income taxes	5,648,771	2,640,085	15,849,108	8,705,228

Income tax expense	2,536,539	1,054,537	6,644,761	3,289,214

Income from continuing operations before cumulative effect of accounting change and discontinued operations	3,112,232	1,585,548	9,204,347	5,416,014
Cumulative effect of accounting change (net of income taxes) (2)	—	—	—	(11,676,516)
Discontinued operations (net of income taxes)	—	(105,490)	266,840	(641,416)

Net income (loss)	$3,112,232	$1,480,058	$9,471,187	$(6,901,918)

Basic and diluted net income (loss) per share:
Income from continuing operations before cumulative effect of accounting change and discontinued operations	0.13	0.06	0.38	0.22
Cumulative effect of accounting change (2)	—	—	—	(0.48)
Discontinued operations	—	—	0.01	(0.02)

Net income (loss)	$0.13	$0.06	$0.39	$(0.28)

Basic common shares outstanding	24,273,586	24,273,441	24,273,490	24,273,441

Diluted common shares outstanding	24,345,543	24,298,694	24,305,583	24,305,205

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Beasley Broadcast Group, 11/3/03	page 5 of 7

(1)	We refer to our “Cost of Services” (excluding depreciation and amortization) and “Selling, General and Administrative” together as our “station operating expenses” for the purposes of calculating “Operating Income from Continuing Operations and Margin,” “SOI and Margin,” and “Same-Station SOI” below and reconciling each to “Operating Income from Continuing Operations.”
(2)	Effective January 1, 2002, the Company adopted SFAS No. 142. The effect of this accounting change, after giving effect to discontinued operations, totaled $11.7 million, or $0.48 per diluted share, on an after-tax basis in 2002.

Selected Balance Sheet Data—Unaudited

(in thousands)

	September 30, 2003	December 31, 2002
Cash and cash equivalents	$7,701	$5,448
Working capital	18,830	19,066
Total assets	280,122	282,091
Long term debt, less current installments	169,000	189,040
Total stockholders’ equity	65,752	54,180

Selected Statement of Cash Flows Data—Unaudited

(in thousands)

	Nine Months Ended September 30,
	2003	2002
Net cash provided by operating activities	$13,721	$8,952
Net cash provided by investing activities	8,674	17,773
Net cash used in financing activities	(20,141)	(29,088)
Net increase (decrease) in cash & cash equivalents	2,254	(2,363)

Operating Income From Continuing Operations and Margin Calculation (Unaudited):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2003	2002	2003	2002
Net revenue	$29,356,876	$28,793,802	$82,349,580	$81,993,914
Station operating expenses	(19,860,712)	(19,310,941)	(56,529,040)	(55,749,694)
Corporate general and administrative	(1,286,201)	(1,295,654)	(4,102,794)	(3,848,227)
Depreciation and amortization	(904,336)	(967,922)	(2,699,556)	(2,919,929)

Operating income from continuing operations	$7,305,627	$7,219,285	$19,018,190	$19,476,064

Operating income from continuing operations margin(1)	24.9%	25.1%	23.1%	23.8%

(1)	Operating income margin is calculated by dividing operating income from continuing operations by net revenue.

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Beasley Broadcast Group, 11/3/03	page 6 of 7

SOI and Margin Calculation (Unaudited):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2003	2002	2003	2002
Net revenue	$29,356,876	$28,793,802	$82,349,580	$81,993,914
Station operating expenses	(19,860,712)	(19,310,941)	(56,529,040)	(55,749,694)

SOI	$9,496,164	$9,482,861	$25,820,540	$26,244,220

SOI margin (1)	32.3%	32.9%	31.4%	32.0%

(1)	SOI margin is calculated by dividing SOI by net revenue.

Reconciliation of SOI to Operating Income from Continuing Operations (Unaudited):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2003	2002	2003	2002
SOI	$9,496,164	$9,482,861	$25,820,540	$26,244,220
Corporate general and administrative	(1,286,201)	(1,295,654)	(4,102,794)	(3,848,227)
Depreciation and amortization	(904,336)	(967,922)	(2,699,556)	(2,919,929)

Operating income from continuing operations	$7,305,627	$7,219,285	$19,018,190	$19,476,064

Same-Station Results Reconciliation (Unaudited):

	Three Months Ended September 30,			Nine Months Ended September 30,
	2003	2002	Δ%	2003	2002	Δ%
Net revenue (as reported)	$29,356,876	$28,793,802	2.0	$82,349,580	$81,993,914	0.4
Sold stations (1)	—	—		—	(135,043)

Same-station net revenue	$29,356,876	$28,793,802	2.0	$82,349,580	$81,858,871	0.6

	2003	2002	Δ%	2003	2002	Δ%
Station operating expenses (as reported)	$19,860,712	$19,310,941	2.8	$56,529,040	$55,749,694	1.4
Sold stations (1)	—	—		—	$(10,839)

Same-station station operating expenses	$19,860,712	$19,310,941	2.8	$56,529,040	$55,738,855	1.4

	2003	2002	Δ%	2003	2002	Δ%
Same-station net revenue	$29,356,876	$28,793,802	2.0	$82,349,580	$81,858,871	0.6
Same-station station operating expenses	19,860,712	19,310,941	2.8	$56,529,040	55,738,855	1.4

Same-station SOI	$9,496,164	$9,482,861	0.1	$25,820,540	$26,120,016	(1.1)

(1)	Includes WRNO-FM and KMEZ-FM, divested March 20, 2002, but does not include WBYU-AM, which was divested February 5, 2003, and which is included in discontinued operations.

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Beasley Broadcast Group, 11/3/03	page 7 of 7

Reconciliation of Same-Station SOI to Operating Income from Continuing Operations (Unaudited):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2003	2002	2003	2002
Same-station SOI	$9,496,164	$9,482,861	$25,820,540	26,120,016
Sold station net revenue	—	—	—	135,043
Sold station operating expenses	—	—	—	(10,839)
Corporate general and administrative expenses	(1,286,201)	(1,295,654)	(4,102,794)	(3,848,227)
Depreciation and amortization	(904,336)	(967,922)	(2,699,556)	(2,919,929)

Operating income from continuing operations	$7,305,627	$7,219,285	$19,018,190	$19,476,064

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